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                                                                    Exhibit 16.1


October 10, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commission File No. 0-25548


Ladies and Gentlemen:

We have read Item 4 of TECHNOLOGY VISIONS GROUP, INC. Form 8-K dated October 10, 2003, and are in agreement with the statements in Item 4 contained therein.

Very truly yours,




/s/ McKennon, Wilson & Morgan LLP